United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 3, 2019

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its new charter)

Pennsylvania                                  001-38884                        25-1440803

(State or other jurisdiction             (Commission                      (IRS Employer

of incorporation)                     File Number)                      Indent. No.)

20 South Main Street, Chambersburg, PA                                        17201

          (Address of principal executive office)                                       (Zip Code)

Registrant's telephone number, including area code                     (717) 264-6116

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Franklin Financial Services Corporation (the “Company”) held its annual meeting of shareholders on April 30, 2018.  The Board of Directors submitted the following proposals to a vote of security holders and the results of the voting on each proposal are presented below.

Proposal 1 – Election of four Directors to Class B for a term of three years.

Director	Votes For	Votes Withheld	Broker Non-Votes
Martin R. Brown	1,683,344	29,104	1,011,915
Gregory A. Duffey	1,672,445	40,003	1,011,915
Allan E. Jennings, Jr.	1,674,146	38,302	1,011,915
Patricia D. Lacy	1,663,205	49,243	1,011,915

Directors  Brown, Duffy, Jennings and Lacy were elected.

Proposal 2 – Advisory Vote on Compensation of Named Executive Officers (Say-On-Pay).

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,598,997	76,017	37,434	1,011,915

Proposal 3 – Amendment to the Articles of Incorporation

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,659,918	29,314	23,216	1,011,915

This proposal was not approved, as the total votes cast “for” were less than the required minimum of 50% of all outstanding shares.

Proposal 4 – 2019 Omnibus Stock Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,565,472	103,606	43,369	1,011,915

Proposal 5 – Ratification of the selection of BDO USA, LLP, as the independent registered public accounting firm for 2019.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,699,219	19,753	5,391	0

The selection of BDO USA, LLP was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

/s/ Timothy G. Henry

    Timothy G. Henry,

    President and Chief Executive Officer

Dated: May 3, 2019